As filed with the Securities and Exchange Commission on October 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4183498
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4042 Park Oaks Boulevard Suite 350 Tampa, Florida	33610
(Address of Principal Executive Offices)	(Zip Code)

Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan

(Full title of the plan)

Ronald Fleming

Interim Chief Executive Officer

Lazydays Holdings, Inc.

4042 Park Oaks Boulevard

Suite 350

Tampa, Florida 33610

(Name and address of agent for service)

(813) 246-4999

(Telephone number, including area code, of agent for service)

With a copy to:

William J. Goodling

Steven H. Hull

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

(503) 294-9501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lazydays Holdings, Inc. (the “Company”) is filing this Registration Statement to register an additional 1,500,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for issuance under the Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan, as amended (the “Amended 2018 Plan”). An amendment to increase the number of shares of Common Stock available to be awarded under the Amended 2018 Plan by 1,500,000 was described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on May 14, 2024, and was approved by the Company’s stockholders on June 10, 2024.

The Company previously filed a Registration Statement on Form S-8 on August 31, 2018 (File No. 333-227155) to register 3,824,566 shares of Common Stock then authorized for issuance under the Lazydays Holdings, Inc. 2018 Long Term Incentive Plan (the “2018 Form S-8”). On June 5, 2019, the Company filed a Registration Statement on Form S-8 (File No. 333-231973) to register an additional 600,000 shares of Common Stock (the “2019 Form S-8”). On August 4, 2022, the Company filed a Registration Statement on Form S-8 (File No. 333-266520) to register an additional 510,000 shares of Common Stock (together with the 2018 Form S-8 and the 2019 Form S-8, collectively, the “Existing Form S-8s”).

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statements on the Existing Form S-8s are incorporated into this Form S-8 by reference except to the extent supplemented, amended or superseded by the information set forth in this Form S-8. Only those items of Form S-8 containing new information not contained in the Existing Form S-8s are presented in this Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

(a)	Annual Report on Form 10-K, filed with the SEC on March 12, 2024, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 15, 2024;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 15, 2024, and June 30, 2024, filed with the SEC on August 15, 2024;

(c)	Current Reports on Form 8-K, filed with the SEC on January 2, 2024, May 17, 2024, June 10, 2024 (Item 5.02 only), June 14, 2024, September 16, 2024 (Items 1.01 and 5.02 only), September 17, 2024 (Item 5.02 only), September 19, 2024 and September 30, 2024; and

(d)	The description of our common stock contained in the “Description of Holdco Securities” included in the registration statement on Form S-4 filed with the SEC on November 22, 2017, as amended, and incorporated by reference into the Form 8-A, filed with the SEC on March 15, 2018, as amended by the description of our common stock contained in the registration statement on Form S-1, as amended, filed with the SEC on November 23, 2021, and any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Attention: Investor Relations

Lazydays Holdings, Inc.

4042 Park Oaks Boulevard

Suite 350

Tampa, Florida 33610

Telephone: (813) 204-4099

E-mail: investors@lazydays.com

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of such documents.

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Stoel Rives LLP.
10.1	Lazydays Holdings, Inc. Amended and Restated 2018 Long Term Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A, filed on May 14, 2024).
23.1*	Consent of Stoel Rives LLP (included in Exhibit 5.1).
23.2*	Consent of RSM US LLP.
24.1*	Power of Attorney (included in the signature page to the Registration Statement).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 18, 2024.

LAZYDAYS HOLDINGS, INC.

By:	/s/ Ronald Fleming
Name:	Ronald Fleming
Title:	Interim Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Fleming and Jeff Huddleston, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Fleming	Interim Chief Executive Officer and Director	October 18, 2024
Ronald Fleming	(Principal Executive Officer)

/s/ Jeff Huddleston	Interim Chief Financial Officer	October 18, 2024
Jeff Huddleston	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert DeVincenzi	Director and Chairman of the Board	October 18, 2024
Robert DeVincenzi

/s/ Jordan Gnat	Director	October 18, 2024
Jordan Gnat

/s/ Susan Scarola	Director	October 18, 2024
Susan Scarola

/s/ James J. Fredlake	Director	October 18, 2024
James J. Fredlake

/s/ Suzanne Tager	Director	October 18, 2024
Suzanne Tager

/s/ Jerry Comstock	Director	October 18, 2024
Jerry Comstock